Exhibit 99.1

News Release
Contact: Media: Robert E. "Chip" Coffee, President and Chief Executive Officer 843 388-8433
                Alan W. Jackson, Executive Vice President and Chief Financial Officer 843 388-8433
Website: www.tidelandsbank.com

FOR IMMEDIATE RELEASE

Tidelands Bancshares, Inc. Reaches $400 Million Mark

Mt. Pleasant, SC, April 18, 2007 - Tidelands Bancshares, Inc. (NASDAQ: TDBK), holding company for Tidelands Bank, today announced first quarter growth in total assets of $66.6 million from the year end level. Total assets at March 31, 2007 were $403.2 million, up from $336.6 million at December 31, 2006. Robert E. “Chip” Coffee, Jr., President and CEO noted that “in that same period, gross loans increased from $273.2 million to $309.1 million a 13% increase during the quarter.” He added that “total deposits increased $60.5 million, or 23%, to $319.6 million at March 31, 2007 from $259.1 million at December 31, 2006.”

During the first three months of 2007, Tidelands Bancshares recorded net profit of $175,680, or $0.04 per diluted share, as compared to $352,969, or $0.11 per diluted share, for the same period in 2006. First quarter earnings were impacted by the robust growth experienced during this period marked by increased staffing levels as we prepare for the upcoming expansion of our branch network.

In May Tidelands Bank will begin a summer of continued growth with the grand opening of a new branch building in Summerville, South Carolina. In the coming months more grand openings will follow with new branches in the West Ashley area of Charleston, the Park West area of Mt Pleasant and Bluffton, South Carolina. Additionally, a new more convenient branch location for the Myrtle Beach office will open early summer 2007.

Return on average assets was 0.19% for the quarter ended March 31, 2007, compared to 0.64% for the quarter ended March 31, 2006. Return on average shareholders’ equity was 1.70% for the quarter ended March 31, 2007, compared to 6.18% for the same period in 2006.

At year end we had two loans in nonaccrual totaling $1,964,983. They were placed in nonaccrual as a result of the death of the borrower. The situation was satisfactorily resolved during the first quarter of this year without loss to the bank. In an unrelated matter, we wrote off one loan for approximately $116,000 during the first quarter.

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY CONSOLIDATED FINANCIAL DATA

        Our summary consolidated financial data as of and for the quarter ended March 31, 2007 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2007	2006
Interest income:
Loans, including fees	$6,160,173	$3,983,088
Securities available for sale, taxable	468,809	142,374
Securities available for sale, non-taxable	56,576	-
Federal funds sold	151,358	49,186
Interest-bearing balances	1,208	195

Total	6,838,124	4,174,843

Interest expense:
Time deposits $100,000 and over	96,000	109,074
Other deposits	3,270,489	1,744,998
Other borrowings	568,591	157,885

Total	3,935,080	2,011,957

Net interest income	2,903,044	2,162,886

Provision for loan losses	515,000	484,000

Net interest income after
provision for loan losses	2,388,044	1,678,886

Noninterest income:
Service charges on deposit accounts	7,806	5,021
Residential mortgage origination fees	241,829	182,699
Gain on sale of investment securities	2,864	-
Other service fees and commissions	41,033	24,986
Other	74,637	1,752

Total noninterest income	368,169	214,458

Noninterest expense:
Salaries and employee benefits	1,509,370	839,825
Net occupancy	175,182	76,270
Furniture and equipment	82,424	68,424
Other operating	706,557	373,556

Total noninterest expense	2,473,533	1,358,075

Income before income taxes	282,680	535,269

Income tax expense	107,000	182,300

Net income	$175,680	$352,969

Earnings per common share

Basic earnings per share	$0.04	$0.12

Diluted earnings per share	$0.04	$0.11

Weighted average common shares outstanding
Basic	4,272,443	3,044,237

Diluted	4,278,413	3,094,847

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$1,404,676	$2,899,995
Federal funds sold	30,941,000	2,514,000

Total cash and cash equivalents	32,345,676	5,413,995

Securities available for sale	37,713,411	37,503,989
Nonmarketable equity securities	1,644,300	1,182,100

Total securities	39,357,711	38,686,089

Mortgage loans held for sale	2,337,827	2,557,434

Loans receivable	309,108,749	273,210,128
Less allowance for loan losses	3,866,240	3,467,000

Loans, net	305,242,509	269,743,128

Premises, furniture and equipment, net	12,419,068	8,784,902
Accrued interest receivable	2,073,039	1,920,279
Bank owned life insurance	7,629,069	7,559,124
Other assets	1,805,751	1,907,133

Total assets	$403,210,650	$336,572,084

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$11,984,249	$9,461,150
Interest-bearing transaction accounts	5,769,976	5,956,213
Savings and money market	169,078,629	138,834,651
Time deposits $100,000 and over	7,042,567	7,814,307
Other time deposits	125,705,187	97,066,376

Total deposits	319,580,608	259,132,697

Securities sold under agreements to repurchase	10,000,000	10,000,000
Junior subordinated debentures	8,248,000	8,248,000
Advances from Federal Home Loan Bank	22,000,000	16,000,000
Accrued interest payable	1,062,196	971,432
Other liabilities	145,517	399,501

Total liabilities	361,036,321	294,751,630

Shareholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized,
none issued	-	-
Common stock, $.01 par value, 10,000,000 shares
authorized; 4,272,485 and 4,272,385 shares issued and
outstanding at March 31, 2007 and December 31, 2006,
respectively	42,725	42,724
Capital surplus	42,216,472	42,045,551
Retained deficit	(188,460)	(364,140)
Accumulated other comprehensive income	103,592	96,319

Total shareholders' equity	42,174,329	41,820,454

Total liabilities and shareholders' equity	$403,210,650	$336,572,084

Tidelands Bancshares, Inc. and Subsidiary

Per Share Data:	Three Months Ended
	March 31,
	2007	2006
Net income, basic	$0.04	$0.12
Net income, diluted	$0.04	$0.11
Book value	$9.87	$7.70
Weighted average number of shares outstanding:
Basic	4,272,443	3,044,237
Diluted	4,278,413	3,094,847

Performance Ratios:
Return on average assets (1)	0.19%	0.64%
Return on average equity (1)	1.70%	6.18%
Net interest margin (1)	3.41%	4.05%
Efficiency ratio (2)	75.62%	57.13%

Asset Quality Ratios:	At March 31,
	2007	2006
Nonperforming assets, past due and restructured
loans to total loans (3)	0.23%	0.00%
Nonperforming assets, past due and restructured to
total assets	0.18%	0.00%
Net charged-offs year to date to average total
loans (3)	0.04%	0.00%
Allowance for loan losses to nonperforming loans	547.33%	0.00%
Allowance for loan losses to total loans (3)	1.25%	1.25%

Capital Ratios:	At March 31,
	2007	2006
Period end tangible equity to tangible assets	10.46%	9.58%
Leverage ratio	13.02%	13.86%
Tier 1 risk-based capital ratio	13.79%	12.67%
Total risk-based capital ratio	14.86%	13.78%

Growth Ratios and Other Data (4):
Percentage change in assets	19.80%	18.67%
Percentage change in loans (3)	13.14%	21.54%
Percentage change in deposits	23.33%	16.93%
Percentage change in equity	0.85%	1.73%
Loans to deposit ratio (3)	96.72%	106.86%

_______________
1 – Annualized for the three month periods.
2 – Computed by dividing non-interest expense by the sum of net interest income and non-interest income.
3 – Includes nonperforming loans, if any.
4 – Growth from the previous year end amount.